SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  1/31/2007
FILE NUMBER: 811- 5686
SERIES NO.:  7

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                          $ 7,130
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                            $ 653
         Class C                                            $ 282
         Investor Class                                   $ 3,166

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                        $000.1686
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                        $000.1387
         Class C                                        $000.1384
         Investor Class                                 $000.1740

74U.   1 Number of shares outstanding (000's omitted)
         Class A                                           45,575
       2  Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Class B                                            4,377
         Class C                                            1,919
         Investor Class                                    17,929

74V.   1 Net asset value per share (to nearest cent)
         Class A                                          $8.04
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                            $8.06
         Class C                                            $8.04
         Investor Class                                     $8.05